Exhibit 10.104
AMENDMENT NO. 2 TO
THE DYNEGY INC. MASTER TRUST
WHEREAS, Dynegy Inc. (“Dynegy”), Illinova Corporation, Illinova Generating Company and Ameren Corporation entered into that certain Stock Purchase Agreement dated as of February 2, 2004 (the “Agreement”) under which Ameren Corporation will acquire all of the outstanding common and preferred stock of Illinois Power Company owned by Illinova Corporation;
WHEREAS, as a result of the transaction contemplated under the Agreement, the name of the plan formerly known as the Illinois Power Company Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement will be changed to the Dynegy Midwest Generation, Inc. Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement effective immediately prior to the “Closing Date” of the Agreement, as such term is defined under Section 2.4 of the Agreement (the “Closing Date”);
WHEREAS, pursuant to Article Nine of Dynegy Inc. Master Trust entered into between Dynegy and The Northern Trust Company and as subsequently amended (the “Master Trust”), Dynegy may amend the Master Trust in whole or in part by instrument in writing delivered to The Northern Trust Company (the “Trustee”) and with consent of the Trustee;
NOW, THEREFORE, In consideration of the above premises, the Master Trust is hereby amended as follows effective immediately prior to the Closing Date:

I.
The Schedule to the Master Trust is hereby amended by deleting the phrase “Illinois Power Company Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement” and inserting the following:
“Dynegy Midwest Generation, Inc. Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement (formerly known as the Illinois Power Company Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement)”,
ll.
Notwithstanding any other provision of the Master Trust, Illinois Power Company shall not be an adopting Subsidiary of the Master Trust, effective immediately prior to the Closing Date; provided, however, that Dynegy shall have the sole responsibility to certify to the Trustee that the Closing (as such term is defined under Section 2.4 of the Agreement) has occurred and the Trustee may rely on such certification without further duty of inquiry.
III.
This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Except as modified herein, the Master Trust shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 2 to the Master Trust to be executed on this 30 day of September 2004, to be effective immediately prior to the Closing Date.

DYNEGY INC.
By:	/s/ J. Kevin Blodgett
J. Kevin Blodgett
Title: Senior Vice President, Human Resources

CONSENT OF THE TRUSTEE
The undersigned Trustee of the Master Trust hereby consents to the above Amendment No. 2 to the Dynegy Inc. Master Trust on this 30 day of Sept, 2004.

THE NORTHERN TRUST COMPANY
By:	/s/ [ILLEGIBLE]
Title: Vice President

4